UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: September 24, 2017

(Date of earliest event reported)

BioVie Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-190635	46-2510769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cummings Center, Suite 247-C, Beverly, MA		01915
(Address of principal executive offices)		(Zip Code)

(312) 283-5793

(Registrant’s telephone number, including area code)

Nanobiotics, Inc.

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Appointment of Certain Officers.

On September 24, 2017, the Board of Directors of BioVie Inc. ("BioVie") appointed R. Richard Wieland II as an interim Chief Financial Officer of BioVie. Mr. Wieland is an experienced executive in the healthcare field, having previously served as Chief Financial Officer of several other biopharmaceutical companies.

Dated: September 28, 2017	BIOVIE INC.

	By:	/s/ Jonathan Adams
Jonathan Adams
Chief Executive Officer